                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            John H. Harland Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials:

      N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          N/A

     (2)  Form, Schedule or Registration Statement No.:

          N/A

     (3)  Filing Party:

          N/A

     (4)  Date Filed:

          N/A

                                                                    HARLAND LOGO

John H. Harland Company

ROBERT R. WOODSON
Chairman of the Board

                                                                  March 24, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 annual meeting of shareholders of John H. Harland Company to be held at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia on Friday, April 25, 1997 at 10:00 a.m.

     The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement which follows. In addition, we will review the Company's results during the past year and discuss our key business initiatives and future plans.

     Your vote is important regardless of the number of shares you hold. Please date, sign and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

     On behalf of your Board of Directors, thank you for your continued support and interest in Harland.

                                          Sincerely,

                                          Robert R. Woodson


PO Box 105250             Atlanta, Georgia 30348            Phone (770) 981-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1997

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of John H. Harland Company will be held at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia on Friday, April 25, 1997 at 10:00 a.m. for the following purposes:

     (1) To elect three Directors;

     (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the year ending December 31, 1997; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                       VICTORIA P. WEYAND
                                       Vice President and Secretary

Atlanta, Georgia
March 20, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                             [JOHN HARLAND LOGO]

                                   BOX 105250
                               ATLANTA, GA 30348

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1997

     The enclosed form of proxy is solicited by the Board of Directors of John
H. Harland Company (the "Company") for use at the annual meeting on April 25, 1997 and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed, or, if no direction is indicated, they will be voted for the election of the nominees as directors and in favor of the appointment of auditors. Any shareholder giving a proxy has the power to revoke it at any time before it is voted, effective upon receipt by the Secretary of the Company of either an instrument revoking it or a duly executed proxy bearing a later date. Furthermore, if a shareholder attending the meeting elects to vote in person, any previously executed proxy is thereby revoked.

     Only shareholders of record as of the close of business on March 3, 1997 are entitled to vote at the meeting. As of that date, the Company had outstanding 30,944,066 shares of Common Stock. Each share is entitled to one vote. No cumulative voting rights are authorized. This Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about March 20, 1997.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who also will determine whether a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum but as unvoted for purposes of approving any matter submitted to the shareholders. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present.

     Pursuant to the Company's Bylaws and applicable state law, a quorum is present if a majority of the votes entitled to be cast are represented in person or by proxy at the meeting. The affirmative vote of a plurality of votes cast is required to elect directors.

                             ELECTION OF DIRECTORS

     Under the Bylaws, directors are divided into three classes with each class serving a three-year term and one class elected at each annual meeting. The terms of four directors expire at the 1997 annual meeting. Three directors are being nominated for reelection to the Board to serve three-year terms expiring in 2000. Lawrence L. Gellerstedt, Jr. is not eligible for reelection under the Company's retirement policy, and will retire at the annual meeting after ten years of dedicated service to the Board and the Company. The remaining directors will continue to serve until their respective terms expire as indicated.

     The Board has no reason to believe that any of the nominees will be unavailable to serve as a director. However, if at the time of the meeting any nominee should be unable or decline to serve, the persons named in the proxy will vote for a substitute nominee, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than three directors.

     The following list sets forth information regarding the nominees for election. Such information has been furnished by the respective individuals.

                  NOMINEES FOR ELECTION FOR A THREE-YEAR TERM

                                                                           CURRENT       DIRECTOR OF
         NAME             AGE           PRINCIPAL OCCUPATION             TERM EXPIRES   HARLAND SINCE
         ----             ---           --------------------             ------------   -------------
EDWARD J. HAWIE           59    Partner, King & Spalding (legal              1997           1991
                                counsel to the Company)
G. HAROLD NORTHROP        61    Vice Chairman of the Board and               1997           1984
                                Chairman of the Executive Committee,
                                Callaway Gardens (horticultural,
                                environmental and recreational
                                facility) Director, American Business
                                Products, Inc. and SunTrust Bank,
                                West Georgia NA
ROBERT A. YELLOWLEES      58    Chairman and Chief Executive Officer,        1997           1994
                                National Data Corporation
                                (information systems and services for
                                the healthcare and payment systems
                                industry) Director, Protective Life
                                Corporation

                    DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING
ROBERT J. AMMAN           58    President and Chief Executive Officer        1999           1995
                                of the Company
JUANITA POWELL BARANCO    47    Executive Vice President, Baranco            1999           1993
                                Automotive Group (automobile
                                dealership) Director, Federal Reserve
                                Bank of Atlanta
JOHN J. MCMAHON JR.       54    Chairman of the Board, McWane, Inc.          1999           1988
                                (pipe and valve manufacturing)
                                Director, National Bank of Commerce
                                and Protective Life Corporation
H. G. PATTILLO            70    Chairman of the Board, Pattillo              1998           1980
                                Construction Company, Inc.
                                (industrial development) Director,
                                Protective Life Corporation, SunTrust
                                Bank, Atlanta and SunTrust Banks of
                                Georgia, Inc.
LARRY L. PRINCE           58    Chairman and Chief Executive Officer,        1999           1990
                                Genuine Parts Company (distributor of
                                automobile replacement parts)
                                Director, Crawford & Company, Equifax
                                Inc., Southern Mills, SunTrust Banks
                                of Georgia, Inc. and UAP Inc.
                                (Canada)

                                                                           CURRENT       DIRECTOR OF
         NAME             AGE           PRINCIPAL OCCUPATION             TERM EXPIRES   HARLAND SINCE
         ----             ---           --------------------             ------------   -------------
JOHN H. WEITNAUER JR.     70    Retired Chairman and Chief Executive         1998           1973
                                Officer, Richway Stores, a division
                                of Federated Department Stores, Inc.
                                (operator of discount department
                                stores) Director, Payless Cashways,
                                Inc.
ROBERT R. WOODSON         64    Chairman of the Board of the Company         1998           1971
                                Director, Allied Holdings, Inc. and
                                Haverty Furniture Companies, Inc.

     Each of the directors and nominees has been principally employed in his or her present capacity for at least five years, except for Mr. Amman, who joined the Company in October 1995. Previously, Mr. Amman served as Vice Chairman of First Financial Management Corporation, a diversified information and financial services company, from November 1994 through October 1995. Prior to such time he served as President and Chief Executive Officer of New Valley Corporation, a financial services company, and its Western Union Financial Services subsidiary, since 1988. A petition under Chapter 11 of the Federal Bankruptcy Code was entered against New Valley Corporation in March 1993, and it emerged from bankruptcy in January 1995.

BENEFICIAL OWNERSHIP

     The following table sets forth (in alphabetical order) the beneficial ownership of the Company's Common Stock by (i) the Company's directors and nominees, (ii) the Chief Executive Officer and the four most highly compensated executive officers of the Company, (iii) all directors and executive officers as a group, all as of February 28, 1997, and (iv) five percent shareholders of the Company as of the dates indicated in the footnotes.

                                                                  SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED(1)
                                                              -------------------------------
NAME                                                           NUMBER        PERCENT OF CLASS
----                                                          ---------      ----------------
Robert J. Amman.............................................    220,848(2)           .7
Juanita Powell Baranco......................................      1,055(3)            *
FMR Corp....................................................  4,013,804(4)         13.0
Lawrence L. Gellerstedt Jr..................................      5,600(5)            *
Edward J. Hawie.............................................      2,360(6)            *
John J. McMahon Jr..........................................      9,124(7)            *
G. Harold Northrop..........................................      2,649(8)            *
Joseph M. O'Connell.........................................     20,756(2)            *
H. G. Pattillo..............................................     41,132(9)            *
Larry L. Prince.............................................      1,649(10)           *
Earl W. Rogers Jr...........................................     40,510(2)            *
Soros Fund Management LLC...................................  2,042,200(11)         6.6
John C. Walters.............................................     15,752(2)            *
John H. Weitnauer Jr........................................     10,663(12)           *
Robert R. Woodson...........................................    532,769(13)         1.7
Robert A. Yellowlees........................................      1,625(14)           *
All executive officers and directors as a group (16
  persons)..................................................    921,492             3.0

---------------

   * Represents less than .2%
 (1) As defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Exchange Act").
 (2) Includes shares which may be acquired on or before April 30, 1997 upon the exercise of stock options as follows: 190,000 shares by Mr. Amman, 20,000 shares by Mr. O'Connell, 36,000 shares by Mr. Rogers and 15,000 shares by Mr. Walters.
 (3) Such shares are held jointly by Mrs. Baranco with her husband. Includes 200 share equivalents credited to her deferred compensation account under the Compensation Plan for Non-Employee Directors (the "Directors' Plan").
 (4) According to a Schedule 13G dated February 14, 1997 filed with the Securities and Exchange Commission ("SEC"), FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, holds the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The interest of any such person does not exceed 5% of the outstanding Common Stock. FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp., each has sole power to vote 18,176 shares and sole dispositive power covering the entire 4,013,804 shares. Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 3,784,328 shares as a result of acting as investment advisor to various Fidelity investment funds ("Funds"). Mr. Johnson, FMR and the Funds each has sole power to dispose of the 3,784,328 shares owned by the Funds. The remaining 229,476 shares are owned beneficially by Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) as a result of acting as investment manager of the Funds.
 (5) Includes 1,000 shares held by Mr. Gellerstedt's wife, in which he disclaims any beneficial interest.
 (6) Includes 110 shares held by Mr. Hawie's wife, in which he disclaims any beneficial interest.
 (7) Includes 5,195 shares held by Mr. McMahon's wife, in which he disclaims any beneficial interest. Also includes 449 share equivalents credited to his deferred compensation account under the Directors' Plan.
 (8) Includes 449 share equivalents credited to Mr. Northrop's deferred compensation account under the Directors' Plan.
 (9) Includes 30,000 shares held by Mr. Pattillo's wife, in which he disclaims any beneficial interest.
(10) Includes 449 share equivalents credited to Mr. Prince's deferred compensation account under the Directors' Plan.
(11) According to a Schedule 13D dated January 1, 1997 filed with the SEC, Soros Fund Management LLC ("SFM LLC"), 888 Seventh Avenue, New York, New York 10106, has sole voting and dispositive power covering 1,809,900 shares, and George Soros, the sole proprietor of Soros Fund Management ("SFM"), has shared voting and dispositive power with respect to such shares. Each of SFM LLC and Mr. Soros may be deemed the beneficial owner of 1,856,600 shares, which consists of 1,809,900 shares held for the account of Quantum Partners, LDC and 46,700 shares held for the account of Quota Fund N.V., clients of SFM. The remaining 185,600 shares are held for the accounts of certain clients of Duquesne Capital Management, L.L.C. ("Duquesne LLC"), 2579 Washington Road, Pittsburgh, Pennsylvania 15241. Stanley F. Druckenmiller, sole managing member of Duquesne LLC, is a member of the management committee of SFM LLC. Mr. Druckenmiller has sole voting and dispositive power covering 185,600 shares and shared voting and dispositive power with respect to 1,809,900 shares, and may be deemed the beneficial owner of the entire 2,042,200 shares. Duquesne LLC may be deemed the beneficial owner of 185,600 shares. SFM LLC and Mr. Soros disclaim beneficial ownership of any shares not held directly for the accounts of clients of SFM LLC, and Duquesne LLC disclaims beneficial ownership of any shares not held directly for the accounts of its clients.

(12) Includes 515 share equivalents credited to Mr. Weitnauer's deferred compensation account under the Directors' Plan.
(13) Includes 28,800 shares owned by Mr. Woodson's wife, in which he disclaims any beneficial interest. Also includes 250,000 shares held in trust with respect to which Mr. Woodson may be deemed to have investment power but in which he disclaims any beneficial interest. Also includes 78,286 shares which may be acquired upon the exercise of stock options on or before April 30, 1997.
(14) Includes 425 share equivalents credited to Mr. Yellowlees' deferred compensation account under the Directors' Plan.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers, directors and 10% shareholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based solely upon a review of such reports, and certain representations of such persons, the Company believes that all applicable filing requirements were met during 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of Mr. Weitnauer (Chairman), Mrs. Baranco and Mr. McMahon. Its principal functions are to recommend the independent auditors to the Board; to review with such auditors the scope of their engagement, their report of audit and the accompanying management letter, if any; and to consult with the auditors and management with regard to the Company's accounting methods and the adequacy of its internal system of accounting control.

     The Compensation and Stock Option Committee is composed of Messrs. Gellerstedt (Chairman), Northrop and Prince. Its principal functions are to fix the compensation of the Chief Executive Officer and to review and approve his recommendations regarding the compensation of other officers of the Company; to approve stock options for officers and certain key employees; and to make recommendations to the Board relating to other aspects of employee compensation.

     The Executive Committee is composed of Messrs. Woodson (Chairman), Amman, Gellerstedt, Hawie, Pattillo and Weitnauer. Its principal function is to act between meetings of the Board.

     The Long Range Planning Committee is composed of Messrs. McMahon (Chairman), Northrop, Pattillo and Yellowlees. Its principal function is to review and make recommendations to the Company on its long-term goals and objectives.

     The Board met five times during 1996. In 1996 the Audit Committee held five meetings, the Compensation and Stock Option Committee held four meetings, the Executive Committee held seven meetings and the Long Range Planning Committee held one meeting. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during the year, other than Mr. Gellerstedt, who attended 69% of such meetings. The Company does not have a nominating committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table presents summary information with respect to compensation paid by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company during 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                             -------------
                                                      ANNUAL COMPENSATION     SECURITIES      ALL OTHER
                                                      --------------------    UNDERLYING     COMPENSATION
         NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)   OPTIONS(#)(2)      ($)(3)
         ---------------------------           ----   ---------   --------   -------------   ------------
Robert R. Woodson (1)........................  1996    404,920          --            --        74,978
  Chairman of the Board                        1995    404,920          --        20,000        79,015
                                               1994    382,000     143,250        20,000        82,341
Robert J. Amman..............................  1996    500,000          --            --         7,498
  President and Chief Executive Officer        1995     83,333          --     1,000,000            --
                                               1994         --          --            --            --
Joseph M. O'Connell..........................  1996    195,833          --       125,000       194,399
  Senior Vice President                        1995         --          --            --            --
                                               1994         --          --            --            --
Earl W. Rogers Jr............................  1996    225,000          --       115,000         7,137
  Senior Vice President                        1995    190,920      12,123         5,000            --
                                               1994    181,810      63,179         8,000            --
John C. Walters..............................  1996    215,417          --       100,000         7,575
  Senior Vice President and General Counsel    1995         --          --            --            --
                                               1994         --          --            --            --

---------------

(1) Mr. Woodson also served as President and Chief Executive Officer until Mr. Amman's election in October 1995. Mr. Woodson will resign as Chairman of the Board effective with the annual meeting on April 25, 1997 and retire as an employee as of such date in accordance with the Company's retirement policy.
(2) The Company has not granted any Stock Appreciation Rights ("SARs").
(3) Includes $65,645 and $2,187 accrued pursuant to deferred compensation arrangements in 1996 for Messrs. Woodson and Rogers, respectively. Includes life, medical and split dollar insurance premiums paid on behalf of the above persons in 1996 as follows: Mr. Woodson -- $4,833; Mr.
     Amman -- $2,998; Mr. O'Connell -- $514; Mr. Rogers -- $450; and Mr.
     Walters -- $3,075. Includes a one-time hiring incentive, relocation and commuting expenses for Mr. O'Connell aggregating $189,385. Also includes $4,500 contributed to the Company's 401(k) Plan in 1996 for each named person.

OPTION GRANTS

     The following table provides details regarding stock options granted (no SARs were granted) to the named executive officers during 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS(1)
                               -------------------------------------------------    POTENTIAL REALIZABLE VALUE
                               NUMBER OF     % OF TOTAL                              AT ASSUMED ANNUAL RATES
                               SECURITIES     OPTIONS                              OF STOCK PRICE APPRECIATION
                               UNDERLYING    GRANTED TO    EXERCISE                     FOR OPTION TERM(2)
                                OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ----------------------------
            NAME               GRANTED(#)   FISCAL YEAR     ($/SH)       DATE         5%($)           10%($)
            ----               ----------   ------------   --------   ----------   -----------      -----------
Joseph M. O'Connell..........   100,000         9.2         23.625      3/26/06      1,485,764        3,765,217
                                 25,000         2.3         31.875     10/15/06        501,150        1,270,014
Earl W. Rogers Jr............   100,000         9.2         23.625      3/26/06      1,485,764        3,765,217
                                 15,000         1.4         31.875     10/15/06        300,690          762,008
John C. Walters..............    75,000         6.9         23.625      3/26/06      1,114,323        2,823,912
                                 25,000         2.3         31.875     10/15/06        501,150        1,270,014

---------------

(1) Upon exercise of an option, the exercise price may be paid in cash, Common Stock or a combination of cash and Common Stock. Options granted prior to October 1995 are fully exercisable one year from the date of grant and expire on the earlier of five years from the date of grant or three months after termination of employment (other than Mr. Woodson, whose options will continue to be exercisable after his normal retirement from the Company through their expiration dates). Options granted since October 1995 are exercisable at the rate of 20% per year beginning one year from the date of grant and expire on the earlier of 10 years from date of grant (or, in the case of options held by Mr. Amman, seven years) or three months after termination of employment.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES

     None of the named executive officers exercised any options during 1996. The following table shows the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1996. The table also illustrates the values of in-the-money options based on the positive spread between the exercise price of such options and the closing price of the Company's Common Stock on December 31, 1996:

                         FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF
                                                             SECURITIES           VALUE OF
                                                             UNDERLYING          UNEXERCISED
                                                             UNEXERCISED        IN-THE-MONEY
                                                             OPTIONS AT          OPTIONS AT
                                                             FY-END (#)          FY-END ($)
                                                           ---------------   -------------------
                                                            EXERCISABLE/        EXERCISABLE/
NAME                                                        UNEXERCISABLE       UNEXERCISABLE
----                                                       ---------------   -------------------
Robert R. Woodson........................................         78,286/0             765,431/0
Robert J. Amman..........................................  200,000/800,000   1,549,996/6,200,009
Joseph M. O'Connell......................................        0/125,000             0/965,625
Earl W. Rogers Jr........................................   16,000/115,000       182,875/954,375
John C. Walters..........................................        0/100,000             0/731,250

DEFERRED COMPENSATION ARRANGEMENTS

     The Company has entered into deferred compensation agreements with certain of its key employees, providing for monthly payments upon retirement, disability or other termination of employment. These agreements provide for specified monthly payments at retirement, subject to reduction in the event of early retirement, and continue during the life of the employee.

     The following table indicates the estimated annual benefit payable upon retirement at age 65 to the named executive officers under such agreements. Messrs. Amman, O'Connell and Walters do not participate in this program.

                                                               ESTIMATED ANNUAL
NAME                                                          RETIREMENT BENEFIT
----                                                          ------------------
Robert R. Woodson...........................................       $100,000(1)
Earl W. Rogers Jr...........................................         12,000(2)

---------------

(1) This amount represents actual annual retirement benefit. Mr. Woodson will resign as Chairman of the Board effective April 25, 1997 and retire as an employee as of such date, in accordance with the Company's retirement policy. Mr. Woodson will continue to serve as a director of the Company through his current term which expires at the annual meeting in 1998. In addition to the amounts to be received pursuant to his deferred compensation agreement, the Company will continue to pay Mr. Woodson's base salary through his term as director. During such period, Mr. Woodson will make himself available to consult with management on business matters relating to the Company and its subsidiaries at such times as are mutually agreeable.
(2) The amount shown is based upon continued employment with the Company until retirement, and is conditioned upon Mr. Rogers not competing with the Company following termination of employment. However, if his employment is terminated after a change in control of the Company (as defined in such agreement), or if he resigns within 180 days following any such occurrence, the agreement not to compete shall not apply, and he may elect to receive a lump sum distribution of benefits.

NONCOMPETE AND TERMINATION AGREEMENTS

     The Company has entered into noncompete and termination agreements with certain officers, including each of the named executive officers (other than Mr. Amman), under which each officer has agreed that he will not compete with the Company for a two-year period following voluntary termination of employment. However, if employment is terminated (other than for cause) at any time after a change in control of the Company, or if the officer resigns within one year thereafter, then the agreement not to compete will not apply and the officer will receive a lump sum payment equal to the lesser of three times such officer's average annual compensation for the five calendar year period preceding the date of termination or the maximum payment which the Company can make to such officer under appropriate Federal tax provisions. In the event of an involuntary termination of employment without cause (in the absence of a change in control), the officer shall receive a lump sum payment equal to his base salary for one year.

DIRECTOR FEES

     Prior to 1996 the Company paid each non-employee director an annual retainer of $16,000. In July 1996, the Board of Directors adopted a Compensation Plan for Non-Employee Directors ("Directors' Plan"), pursuant to which the annual retainer is paid in Common Stock of the Company, issuable on a quarterly basis, in such amount as approved by the Board and fixed from time to time. The annual retainer has been initially fixed at 800 shares. Payment of the annual retainer in Common Stock serves to more closely align the interests of the directors with shareholder interests.

     Directors may elect to defer receipt of all or any portion of the annual retainer, as well as meeting and committee fees payable by the Company. Fees so deferred are credited to the Director's deferred compensation account, in cash or stock equivalents, or a combination thereof. Directors may credit deferred meeting fees in stock equivalents which will be based on the fair market value of the Common Stock on the date fees are otherwise payable. The cash portion earns interest at the Prime Rate in effect from time to time as published in The Wall Street Journal. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred fees will be distributed in Common Stock or cash at such future dates as specified by the directors in accordance with the Directors' Plan, unless distribution is accelerated in certain events, including a change in control of the Company. Currently, six directors have elected to defer retainer or meeting fees as stock equivalents.

     During 1996 each non-employee director received a cash retainer of $5,333 (prior to the adoption of the Directors' Plan) and 600 shares of Common Stock. In addition, such directors received $750 per Board and committee meeting attended with the exception of the committee chairmen who received $1,000. Employee directors receive no compensation for Board services.

     The report of the Compensation and Stock Option Committee and the stock performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION AND STOCK OPTION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") is responsible for overseeing the Company's executive compensation program. The Committee, which consists of outside, non-employee directors, has adopted a compensation program designed to:

     - attract and retain highly qualified key executives;

     - provide competitive base salaries;

     - reward performance that supports achievement of business plan goals;

     - motivate executives to achieve strategic operating objectives; and

     - encourage Common Stock ownership to closely align executive and shareholder interests.

     The components of the Company's executive compensation program for 1996 were (i) cash compensation, consisting of base salary and annual incentive bonus based on the achievement of Company performance goals, and (ii) long-term incentives, including stock options. In 1996 the Company terminated its Profit Sharing Plan and merged it with the Company's 401(k) Plan, which was enhanced by adding a Company matching feature. The Committee's policy with respect to executive compensation is to implement such policy taking into account any potential limitation on the deductibility of compensation in excess of $1,000,000 per year imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), but does not require that all compensation qualify for exemption from such limitation.

CASH COMPENSATION

     Base Salary. The Committee reviews each executive officer's base salary, including the Chief Executive Officer, on an annual basis. The Committee believes that the base salaries paid to the Company's executive officers are reasonable and competitive and enhance the Company's ability to attract and retain talented executives.

     As a result of changes in responsibilities, the Committee did not increase the base salary of Mr. Woodson in 1996. In determining Mr. Rogers' 18% increase, the Committee considered recommendations of the Chief Executive Officer, the termination of the Company's Profit Sharing Plan, the competitive market for base salaries, internal equity with newly hired executives, the executive's past and potential contributions to the success of the Company, and the Company's overall performance in 1995. These factors were considered subjectively by the Committee in the aggregate, and none of the factors was accorded any specific weight. Messrs. O'Connell and Walters joined the Company in 1996. Their initial salaries were established based on the competitive market as well as their anticipated contributions to the success of the Company. There was no change in their base salaries during 1996.

     Annual Incentive Bonus. Under the supervision of the Committee, the Company maintains a bonus plan pursuant to which annual cash bonuses are payable to certain key officers and employees. These key executives are responsible for establishing strategic direction or are responsible for major functional or operating units, and have a significant impact on bottom-line results. For the past several years the Company has tied a significant portion of executive compensation to the achievement of Company goals, putting a substantial portion of total compensation at risk. Additionally, bonus plans prior to 1996 included a component of the bonus based on individual performance. In 1996 the Company adopted a Senior Management Annual Incentive Plan. Under the Incentive Plan, target bonuses were established based solely upon achievement of the Company's earnings per share goal. A threshold was established which if met would result in payment of a bonus equal to 50% of the target bonus. Performance between threshold and target would result in a prorated bonus with 100% of the bonus being earned if the target were met. Performance above the target could result in a maximum bonus equal to 150% of the target bonus. The potential cash bonus was up to 45% of base salary with a maximum bonus of 67.5% of base salary. No bonuses were earned or paid for 1996 since the earnings per share goal was not achieved.

LONG-TERM INCENTIVES

     Stock Options. Under the Company's 1981 Incentive Stock Option Plan, the Committee may grant stock options to key employees. Based on a prior consulting survey and recommendation, the Committee increased the size of the option grants during the past three years. The Committee considered recommendations of the Chief Executive Officer, responsibility levels, compensation and the market price of the Company's Common Stock in determining the size of option grants in 1996. The stock option awards made to executive officers in 1996 (excluding Mr. Amman) were significantly higher than in prior periods. The Committee determined that such higher grants were necessary to attract and retain senior officers to the Company (four of the five Senior Vice Presidents of the Company were hired since January 1996). The Committee also believes that increased stock ownership among executive officers will serve to provide additional motivation on their part to contribute to the success of the Company.

     Profit Sharing Plan. The Company maintained a profit sharing plan for the benefit of its executive officers and certain other employees of the Company through 1995. The annual profit sharing contribution was determined by the Committee based on the profitability of the Company. This plan was terminated in 1996 and merged with the Company's 401(k) plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Amman was recruited to become President and Chief Executive Officer in October 1995. The Committee considered both the compensation history of Mr. Amman and the recommendations of an independent compensation consulting firm retained as part of the executive search process in determining the compensation package required to recruit Mr. Amman to the Company. Based on the competitive market for base salaries and Mr. Amman's anticipated contributions to the success of the Company, the Committee approved an annual base salary of $500,000, which continued through 1996. Under the Incentive Plan, upon meeting the Company performance target, Mr. Amman would be eligible for a potential cash bonus of up to 60% of his base salary and a maximum bonus of 120% of base salary. No bonus was paid for 1996.

     Effective October 31, 1995, Mr. Amman was granted options covering 1,000,000 shares vesting over five years. At the time of the grant the Committee priced two-thirds of the options at significant premiums above market, closely aligning Mr. Amman's compensation to the creation of shareholder value. No additional options were granted in 1996.

     The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success. As described above, a significant portion of the executive officers' compensation is at risk and tied to attaining corporate earnings targets and improving shareholder value.

                                    COMPENSATION AND STOCK OPTION COMMITTEE

                                    Lawrence L. Gellerstedt Jr., Chairman
                                    G. Harold Northrop
                                    Larry L. Prince

                       FIVE YEAR STOCK PERFORMANCE GRAPH

     The line graph below reflects the cumulative, five-year shareholder return on the investment of $100 (assuming the reinvestment of dividends) on December 31, 1991 in the Company's Common Stock compared to such return of the S&P 500 Index and the Dow Jones Industrial and Commercial Services -- General Services Index.

         MEASUREMENT PERIOD                JOHN H.           S&P 500          DOW JONES
        (FISCAL YEAR COVERED)              HARLAND                              IND. &
                                           COMPANY                              COMM.
                                                                               SERVICES
DEC-91                                              100               100               100
DEC-92                                              113               108               114
DEC-93                                               98               118               119
DEC-94                                               94               120               115
DEC-95                                              103               165               147
DEC-96                                              170               203               161

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, subject to ratification by the shareholders at the annual meeting, as auditors of the Company for fiscal 1997. Deloitte & Touche LLP, or its predecessors, has audited the Company's financial statements since 1947. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the Directors will appoint other independent auditors to serve for the remainder of the year. Representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO SHAREHOLDERS

     The annual report for the year ended December 31, 1996 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any shareholder, a copy of the Company's Annual Report on Form 10-K including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, if requested by shareholders, and may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

         JOHN H. HARLAND COMPANY
         Box 105250
         Atlanta, Georgia 30348

         Attention: Victoria P. Weyand
                    Vice President and Secretary
                    (770) 593-5127

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1998 annual meeting of shareholders must be received no later than November 20, 1997 in order to be considered for inclusion in the proxy statement to be distributed in connection with such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may be made personally or by telephone, facsimile or mail by employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for their expenses of forwarding the proxy material to beneficial owners. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies, which may be made through the mail, by facsimile or by telephone, at a fee of $5,500.

                                          Victoria P. Weyand
                                          Vice President and Secretary

March 20, 1997

                             [JOHN HARLAND LOGO]

                                (RECYCLE LOGO)

                                                                APPENDIX


       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                                 SHAREHOLDERS

  P                         JOHN H. HARLAND COMPANY
                                APRIL 25, 1997
  R
             The undersigned hereby appoints ROBERT J. AMMAN and VICTORIA P.
  O WEYAND and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all
  X shares of Common Stock of John H. Harland Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of
  Y Shareholders to be held on Friday, April 25, 1997 at 10:00 a.m., at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.





    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED
             THE PROXY WILL BE VOTED "FOR" THE STATED PROPOSALS.


  (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON OTHER SIDE.)  [SEE REVERSE
                                                                       SIDE]

  [X] PLEASE MARK YOUR
      VOTES AS THIS
      EXAMPLE


                            WITHHOLD
                       FOR  FOR ALL                                                                          FOR  AGAINST ABSTAIN
  1. To elect three    [ ]    [ ]                                 2. To ratify the appointment of Deloitte   [ ]    [ ]     [ ]
     (3) directors:                                                  & Touche LLP as the Company's
                                                                     independent certified public
     Nominees -- Edward J. Hawie, G. Harold Northrop, Robert A.      accountants for the year ending
                 Yellowlees                                          December 31, 1997.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     STRIKE A LINE THROUGH NOMINEE'S NAME LISTED ABOVE.)







     SIGNATURE(S)
                 -----------------------------------------------------